  Exhibit 99.1

Issuer Direct Subscription Platform Gets Significant, Industry-First Solution Upgrades

ACCESSWIRE real-time collaboration engine and track changes functionality enables version control and gives collaborators the ability to work simultaneously

RALEIGH, NC / ACCESSWIRE / February 24, 2021 / Issuer Direct Corporation (NYSE American:ISDR), an industry-leading communications company, today announced it has upgraded its platform and customers to its next generation engagement and storytelling platform.

"These advancements are truly exciting for us," said Issuer Direct Founder and CEO, Brian Balbirnie. "We listened to the thousands of customers using our platform in 2020 and are delivering on what they asked for. Many of these new features are industry-first solutions - bringing true real-time collaboration to the content creation step in our platform, and analytics and reporting tools to drive enhanced engagement."

The company's subscription offerings will bring to life the curation and collaboration of a story in a real-time, secure platform. The new offering is being included at no additional cost to our customers and is expected to further separate ACCESSWIRE as the most technologically advanced newswire.

The Company's reporting & analytics module allows customers to monitor registrations, attendance, advanced analytics as well as provide easier access to customized reports, transcripts and engagement scoring.

This robust reporting and analytics module will allow our customers to turn information into insights and allow enterprises to monitor all aspects of their business operations. In addition, our events business, including virtual conferences, webcasts, in-person conferences and Analyst/Shareholder days delivers enhanced real-time engagement, monitoring and reporting tools. To learn more, contact us - https://www.issuerdirect.com/company/contact-us.

"2020 was a great year for us and 2021 is off to a great start. These upgrades are in addition to the event platform advancements we released last month, and a precursor to what's next. We have several other platform features that will be delivered this year, that will aid in our pursuit of becoming an industry leading platform that delivers on the access our customers seek," said Angie Goertz Vice President of Marketing for Issuer Direct.

Current customers will see these features enabled in their platform beginning next month, and new customers will also benefit from these features immediately with all new subscriptions.

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id.™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature andnot historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the COVID-19 pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Angie Goertz
919.481.4000
angie.goertz@issuerdirect.com

SOURCE: Issuer Direct Corporation